Exhibit 4.1

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN RUTH'S HOSPITALITY GROUP, INC.'S (THE "COMPANY") PROSPECTUS SUPPLEMENT DATED JANUARY 21, 2010 (THE "PROSPECTUS SUPPLEMENT") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., AS THE INFORMATION AGENT, AND ARE AVAILABLE ONLINE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEBSITE WWW.SEC.GOV.

Ruth's Hospitality Group, Inc.

Incorporated under the laws of the State of Delaware

CUSIP NO.: 783332 117

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of Ruth's Hospitality Group, Inc.

Subscription Price: $2.50 per share of Common Stock

VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 9, 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("Rights") set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.579232 shares of common stock, par value $0.01 per share (the "Common Stock"), of Ruth's Hospitality Group, Inc., a Delaware corporation, at a subscription price of $2.50 per share (the "Basic Subscription Right"), rounded down to the nearest whole share, pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus Supplement and in the "Instructions as to Use of Ruth's Hospitality Group, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. The valid exercise of all of the Rights represented by this Subscription Rights Certificate shall also entitle the holder thereof to subscribe for and purchase shares of Common Stock not purchased by the other holders of Rights through their exercise of such Rights (the "Oversubscription Right"), subject to the terms and conditions set forth in the Prospectus Supplement. If a holder elects to exercise the Oversubscription Right, such holder must do so concurrently with its exercise of the Basic Subscription Right. Fractional shares of Common Stock will not be issued in this Rights Offering. The Rights represented by this Subscription Rights Certificate may be exercised by duly completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each whole share of Common Stock as to which the Rights evidenced by this Subscription Rights Certificate are exercised, in accordance with the "Instructions as to Use of Ruth's Hospitality Group, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate are governed by the laws of the State of Delaware.

Transferable upon the books of Ruth's Hospitality Group, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of Ruth's Hospitality Group, Inc. duly authorized officers.

Dated:

____
Michael P. O'Donnell
President and Chief Executive Officer

____
Robert M. Vincent
Executive Vice President,
Chief Financial Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by hand, mail or overnight courier:

American Stock Transfer & Trust Company, LLC

Attn: Reorganization Administration

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right and Oversubscription Right, please complete lines (a), (b), (c) and (d) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe.

(a)EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I exercise rights x	0.579232	=
(no. of rights)	(ratio)		(no. of new shares)

(b)EXERCISE OF OVERSUBSCRIPTION RIGHT:

I exercise rights x	0.579232	=
(no. of rights)	(ratio)		(no. of new shares)

(c)EXERCISE OF SUBSCRIPTION RIGHTS: Therefore, I apply for shares x $ 2.50 = $ (total no. of new shares) (subscription price) (amount Enclosed) (do not include fractional shares)

(d)METHOD OF PAYMENT (CHECK ONE)

☐	Uncertified check, payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris).”

☐	Certified or cashier’s check or bank draft drawn on a U.S. bank, payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris).”

☐	U.S. Postal Money Order, payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris).”

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris), for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 957-341288 Attention: American Stock Transfer Ruth’s Hospitality Group, Inc., with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security # or Taxpayer ID #:

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: (Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF RUTH’S HOSPITALITY GROUP, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (800) 676-0281.